Exhibit 99-1

WEALTH MINERALS LTD.

AUDIT COMMITTEE CHARTER

(Adopted by the Board of Directors on November 24, 2005)

ARTICLE 1  - PURPOSE

The overall purpose of the Audit Committee (the “Committee”) is to:

(a)

ensure that the management of Wealth Minerals Ltd. (the “Company”) has designed and implemented an effective system of internal financial controls for reviewing and reporting on the Company’s financial statements;

(b)

oversee, review and report on the integrity of the Company’s financial disclosure and reporting;

(c)

review the Company's compliance with regulatory and statutory requirements as they relate to financial statements, taxation matters and disclosure of material facts; and

(d)

be directly responsible for:

(i)

the selection of a firm of external auditors to be proposed for election as the external auditors of the Company,

(ii)

the oversight of the work of the Company’s external auditors, and

(iii)

subject to the grant by the shareholders of the authority to do so, if required, fixing the compensation of the external auditors of the Company.

ARTICLE 2  - COMPOSITION, PROCEDURES AND ORGANIZATION

2.1

The Committee will consist of at least three members of the Board of Directors (the “Board”), all of whom will be “independent1” and “unrelated directors2” of the Company within the meaning of all applicable legal and regulatory requirements (except in the circumstances, and only to the extent, permitted by all applicable legal and regulatory requirements).

2.2

All of the members of the Committee will be “financially literate3”, at least one member of the Committee will have accounting or related financial expertise (i.e. able to analyze and interpret a full set of financial statements, including the notes thereto, in accordance with generally accepted accounting principles) and at least one member of the Committee will be a “financial expert” within the meaning of the rules and forms adopted by the Securities and Exchange Commission (except in the circumstances, and only to the extent, permitted by all applicable legal and regulatory requirements).

2.3

The Board, at its organizational meeting held in conjunction with each annual general meeting of the shareholders, will appoint the members of the Committee for the ensuing year.  The Board may at any time remove or replace any member of the Committee and may fill any vacancy in the Committee.

2.4

Unless the Board has appointed a chair of the Committee, the members of the Committee will elect a chair from among their number.

2.5

The Committee will select an individual to act as secretary for the Committee, who will be either:

(a)

a member of the Committee other than the chair, or

(b)

another individual who is not a member of the management of the Company.

2.6

The quorum for meetings will be a majority of the members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other.  Decisions by the Committee will be by the affirmative vote of a majority of the members of the Committee, or by consent resolutions in writing signed by each member of the Committee.

2.7

The Committee will have access to such officers and employees of the Company and to the Company's external auditors, and to such information respecting the Company, as it considers to be necessary or advisable in order to perform its duties and responsibilities.

2.8

Meetings of the Committee will be conducted as follows:

(a)

the Committee will meet:

(i)

at least four times annually, and

(ii)

may meet as many additional times:

A.

as deemed necessary or appropriate by the Committee,

B.

upon request by any member of the Committee, the Chief Executive Officer, the Chief Financial Officer or the external auditors,

in each case at such times and at such locations as may be determined by the Committee or the chair of the Committee.  Except in respect of a regularly scheduled meeting of the Committee, notice of such meeting, together with a proposed agenda, will be delivered to each member of the Committee not less that forty-eight (48) hours prior to the proposed meeting time (which notice may be waived by all of the members of the Committee); and

(b)

the external auditors and management representatives will be invited to attend as necessary in the discretion of the Committee.

2.9

The internal accounting staff, any external accounting consultant(s) and the external auditors will have a direct line of communication to the Committee through its chair and may bypass management if deemed necessary.  The Committee, through its chair, may contact directly any employee in, or consultant of, the Company as it deems necessary, and any employee of, or consultant to, the Company may bring before the Committee any matter involving questionable, illegal or improper financial practices or transactions.

2.10

The Committee may, in its sole discretion, retain, at the expense of the Company, such legal, financial or other advisors or consultants as it may deem necessary or advisable in order to properly and fully perform its duties and responsibilities hereunder.

ARTICLE 3  - DUTIES AND RESPONSIBILITIES

3.1

The overall duties and responsibilities of the Committee will be as follows:

(a)

be directly responsible for:

(i)

the selection of a firm of external auditors to be proposed for election as the external auditors of the Company,

(ii)

the oversight of the work of the Company’s external auditors, and

(iii)

subject to the grant by the shareholders of the authority to do so, if required, fixing the compensation of the external auditors of the Company;

(b)

to review with the management of the Company (and, in the case of the annual audited statements, with the external auditors) the annual audited consolidated and unaudited consolidated quarterly financial statements, including the notes thereto, to ensure that such statements present fairly the financial position of the Company and the results of its operations and, if appropriate, to recommend to the Board as to the approval of any such financial statements;

(c)

to assist the Board in the discharge of its responsibilities relating to the Company’s accounting principles, reporting practices and internal controls and its approval of the Company's annual and quarterly consolidated financial statements;

(d)

to establish and maintain a direct line of communication with the Company's internal accounting staff and any external accounting consultant(s) and assess their performance;

(e)

to ensure that the management of the Company has designed, implemented and is maintaining an effective and appropriate system of internal financial controls; and

(f)

to report regularly to the Board on the fulfilment of its duties and responsibilities.

3.2

The duties and responsibilities of the Committee as they relate to the external auditors will be as follows:

(a)

to select a firm of external auditors to be proposed by management of the Company to the shareholders for election by the shareholders as the external auditors for the Company, and to verify the independence of such proposed external auditors;

(b)

to review and approve the fee, scope and timing of the annual and any other audit performed by the external auditors;

(c)

to review and evaluate the qualifications, performance and independence of the lead partner of the external auditors of the Company;

(d)

to discuss with management of the Company the timing and process for implementing the rotation of the lead audit partner and the reviewing partners of the external auditors of the Company;

(e)

to obtain confirmation from the external auditors of the Company that they will report directly to the Committee;

(f)

to obtain confirmation from the external auditors of the company that they will report in a timely matter to the Committee all critical accounting policies and practices to be used, all alternative accounting policies and practices, the ramifications of each of such accounting policies and practices and the accounting policy and practice preferred by the external auditors of the Company, for the financial information of the Company within applicable generally accepted accounting principles (“GAAP”) which have been discussed with management of the Company and will provide a copy of all material written communications between the external auditors of the Company and management of the Company including, without limitation, any management letter or schedule of unadjusted differences;

(g)

obtain confirmation from the external auditors of the Company that they will ensure that all reports filed under the United States Securities Exchange Act of 1934, as amended, which contain financial statements required to be prepared in accordance with Canadian GAAP and/or are reconciled to, United States GAAP, reflect all material correcting adjustments identified by the external auditors of the Company;

(h)

to review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and any former external auditors of the Company;

(i)

to review and pre-approve all non-audit services to be provided to the Company (or any of its subsidiaries) by the external auditors, provided that such pre-approval authority may be delegated by the Committee to any member of the Committee who is “independent” and “unrelated” on the condition that any such pre-approval must be presented to the Committee at its first schedule meeting following any such approval;

(j)

review the audit plan of the external auditors prior to the commencement of the audit;

(k)

to review with the external auditors, upon completion of their annual audit:

(i)

the contents of their report,

(ii)

the scope and quality of the audit work performed,

(iii)

the adequacy of the Company's financial and accounting personnel,

(iv)

the co-operation received from the Company's personnel and any external consultants during the audit,

(v)

the scope and nature of the internal resources used,

(vi)

any significant transactions outside of the normal business of the Company,

(vii)

any significant proposed adjustments and recommendations for improving internal accounting controls, accounting principles or management systems, and

(viii)

the non-audit services provided by the external auditors during the year under audit;

(l)

to discuss with the external auditors not just the acceptability, but also the quality, of the Company’s accounting principles; and

(m)

to implement structures and procedures to ensure that the Committee meets the external auditors on a regular basis in the absence of management.

3.3

The duties and responsibilities of the Committee as they relate to the internal control procedures of the Company are to:

(a)

review the appropriateness and effectiveness of the Company's policies and business practices which impact on the financial integrity of the Company, including those relating to internal accounting, the use of and services provided by any external accounting consultant(s), insurance, information services and systems and financial controls, management reporting and risk management, and to ensure that the Company maintains:

(i)

the necessary books, records and accounts in reasonable detail to accurately and fairly reflect the Company’s financial transactions,

(ii)

effective internal control systems, and

(iii)

adequate processes for assessing the risk of material misstatement of the financial statements and for detecting control weaknesses or fraud;

(b)

establish procedures for:

(i)

the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

(ii)

the confidential, anonymous submission by employees or any external consultants of the Company of concerns regarding questionable accounting or auditing matters;

(c)

to periodically review this policy and recommend to the Board any changes which the Committee may deem appropriate;

(d)

review any unresolved issues between management and the external auditors that could affect the financial reporting or internal controls of the Company;

(e)

periodically review the Company's financial and auditing procedures and the extent to which recommendations made by the internal accounting staff, by any external accounting consultant(s) or by the external auditors have been implemented;

(f)

assist in the preparation of any internal control report by management, which provides that management of the Company is responsible for establishing and maintaining an adequate control structure and procedures for financial reporting by the Company, assessing the effectiveness of such control structure and procedures, and ensuring that the external auditors of the Company attest to, and report on, the assessment of such control structure and procedures by management of the Company;

(g)

assist the Chief Executive Officer and the Chief Financial Officer of the Company in their assessment of the effectiveness of the Company’s internal control over financial reporting and in determining whether there has been any material change in the Company’s internal control over financial reporting which has materially affected or could materially affect such internal control subsequent to the date of the evaluation; and

(h)

assist the Chief Executive Officer and the Chief Financial Officer of the Company in identifying and addressing any significant deficiencies or material weaknesses in the design or operation of the Company’s internal control over financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

3.4

The Committee is also charged with the responsibility to:

(a)

review the Company's quarterly statements of earnings, including the impact of unusual items and changes in accounting principles and estimates and report to the Board with respect thereto;

(b)

review and approve the financial sections of:

(i)

the annual report to shareholders;

(ii)

the annual information form (if any);

(iii)

any quarterly or annual management discussion and analysis;

(iv)

prospectuses; and

(v)

other public reports requiring approval by the Board,

and report to the Board with respect thereto including, without limitation, as to the approval (or otherwise) thereof by the Board;

(c)

review regulatory filings and decisions as they relate to the Company's consolidated annual and interim financial statements, including any press releases with respect thereto;

(d)

ensure that the Company discloses in the periodic reports of the Company, as appropriate, whether at least one member of the Committee is a “financial expert” within the meaning of the rules and forms adopted by the Securities and Exchange Commission;

(e)

ensure that all non-audit services approved by or on behalf of the Committee are disclosed in the periodic reports of the Company;

(f)

ensure that each annual report and, to the extent required by any applicable legal or regulatory requirement, any quarterly report of the Company includes disclosure with respect to all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities which may have a current or future effect on the Company in accordance with all applicable legal and regulatory requirements;

(g)

ensure that all financial statements and other financial information, including pro forma financial information, included in any report filed by the Company with any regulatory authority or contained in any public disclosure or press release of the Company is presented in a manner which does not contain a material misstatement or omission and reconciles the pro forma information contained therein to Canadian GAAP, and if appropriate, reconciles such pro forma information contained therein to United States GAAP, and which otherwise complies with all applicable legal and regulatory requirements;

(h)

review the appropriateness of the policies and procedures used in the preparation of the Company's consolidated financial statements and other required disclosure documents, and consider recommendations for any material change to such policies;

(i)

review and report on the integrity of the Company’s consolidated financial statements;

(j)

review the minutes of any audit committee meeting of any subsidiaries of the Company;

(k)

review with management, the external auditors and, if necessary, with legal counsel, any litigation, claim or other contingency, including tax assessments that could have a material effect upon the financial position or operating results of the Company and the manner in which such matters have been disclosed in the consolidated financial statements;

(l)

review the Company’s compliance with regulatory and statutory requirements as they relate to financial statements, tax matters and disclosure of material facts; and

(m)

develop a calendar of activities to be undertaken by the Committee for each ensuing year and to submit the calendar in the appropriate format to the Board within a reasonable time following each annual general meeting of shareholders.

3.5

The Committee shall have the authority to determine:

(a)

subject to the grant by the shareholders of the authority to do so, if required, the compensation to be received by the external auditors of the Company in connection with all audit services, and non-audit services, to be performed by the auditors;

(b)

the compensation to be received by any legal, financial or other advisors or consultants engaged by the Committee to assist it in performing its duties and responsibilities hereunder; and

(c)

the appropriate funding for the ordinary administrative expenses of the Committee.

ARTICLE 4  – GENERAL

4.1

The Committee will:

(a)

prepare any report or other disclosure, including any recommendation of the Committee, required by any applicable legal or regulatory requirement to be included in the annual proxy or information circular of the Company;

(b)

review this Charter at least annually and recommend any changes herein to the Board;

(c)

report the activities of the Committee to the Board on a regular basis and make such recommendations thereto as the Committee may deem necessary or appropriate; and

(d)

prepare and review with the Board an annual performance evaluation of the Committee, which performance evaluation must compare the performance of the Committee with the requirements of this Charter and be conducted in such manner as the Committee deems appropriate.  Such report to the Board may be in such form as the Committee determines, which may include being in the form of an oral report by the chair of the Committee or by another member of the Committee designated by the Committee to make such report.

4.2

No member of the Committee will receive any compensation from the Company, other than fees for being a director of the Company, or a member of a committee of the Board.

4.3

In addition to the foregoing, the Committee will perform such other duties as may be assigned to it by the Board from time to time or as may be required by any applicable stock exchanges, regulatory authorities or legislation.

Footnotes

1 Whether a director is “independent” will be determined in accordance with all applicable laws and regulations, including the applicable securities laws of Canada and the United States and the regulations and policies of any stock exchange or quotation system on which the Company’s securities are listed or quoted.

2 “unrelated director” means a director who is: (a) not a member of management and is free from any interest and any business, family or other relationship which could reasonably be perceived to materially interfere with the director’s ability to act with a view to the best interests of the issuer, other than interests and relationships arising solely from holdings in the issuer, (b) not currently, or has not been within the last three years, an officer, employee of or material service provider to the issuer or any of its subsidiaries or affiliates; and (c) not a director (or similarly situated individual) officer, employee or significant shareholder of an entity that has a material business relationship with the issuer.  A chair or vice chair of the board of directors who is not a member of management is not, for that reason alone, a related director.

3 An individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally compatible to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.